UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2015 (June 25, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure

As previously disclosed by Magnum Hunter Resources Corporation (“Magnum Hunter” or the “Company”) in its filings with the Securities and Exchange Commission, specifically its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, its Current Report on Form 8-K filed on May 29, 2015 and its Current Report on Form 8-K filed on June 24, 2015, Magnum Hunter continues to actively pursue certain potential liquidity enhancing transactions.

One of the potential liquidity enhancing transactions previously disclosed as being actively pursued by the Company was the sale by it of a portion of its equity ownership interest in Eureka Hunter Holdings, LLC (“Eureka Hunter Holdings”).  Magnum Hunter has now determined to pursue the sale by the Company of 100% of its current equity ownership interest in Eureka Hunter Holdings. The Company currently owns approximately 45.53% of the equity in Eureka Hunter Holdings. Based upon current market conditions, the Company believes that a sale of all of its equity ownership interest in Eureka Hunter Holdings could generate up to approximately $600 to $700 million in gross cash proceeds to Magnum Hunter. This potential transaction would allow Magnum Hunter to restructure its balance sheet and dramatically improve its current liquidity position.

Eureka Hunter Holdings owns 100% of the equity ownership interest in each of Eureka Hunter Pipeline, LLC (“Eureka Hunter Pipeline”) and TransTex Hunter, LLC (“TransTex Hunter”).

Eureka Hunter Pipeline owns and operates a natural gas gathering system located in southeastern Ohio and northern West Virginia.  Currently, Eureka Hunter Pipeline has constructed and is operating approximately 175 miles of high pressure pipeline in the Marcellus and Utica Shale plays. The pipeline system recently achieved a peak throughput rate of approximately 640,000 MMBtu per day in June 2015 and currently has a total of nine interconnects with transmission pipelines or processing plants, with two additional interconnects under construction.

TransTex Hunter provides natural gas treating and processing service solutions to third party producers and midstream companies and, in connection therewith, sells and leases gas treating and processing equipment for treating natural gas at the wellhead.

Item 8.01              Other Events

The information set forth in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Magnum Hunter cannot provide assurance as to whether or when it will be able to consummate the liquidity enhancing transactions that the Company is currently pursuing or other liquidity enhancing transactions, or, if any liquidity enhancing transactions are consummated, whether they will be on the terms contemplated or will provide Magnum Hunter with sufficient liquidity to meet its cash flow needs or maintain compliance with the financial and other covenants in Magnum Hunter’s debt agreements.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Forward-looking statements include statements regarding the Company’s liquidity and capital resources, its ability to consummate transactions and the timing, potential terms and proceeds to the Company of any such transactions. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, financial condition and other factors as discussed in filings made by the Company with the Securities and Exchange Commission (the “SEC”). Among the factors that could cause results to differ materially are those risks discussed in reports filed by the Company with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year.  All persons are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in those filings. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements except as may be required by law.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: June 25, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer